SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 CHEMFIRST INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                 CHEMFIRST INC.
                              Jackson, Mississippi

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

                                  May 25, 1999

To the Stockholders:

     Notice is hereby given that the Annual Meeting of the Stockholders of ChemFirst Inc. will be held in the Garden Room at Dennery's, 330 Greymont Avenue, Jackson, Mississippi, on Tuesday, May 25, 1999, at 1:30 p.m. (CST), for the following purposes:

     1. To elect four (4) Directors to serve for the terms specified in this proxy statement and until their successors are elected and qualified; and

     2. To transact such other business as may be properly brought before the meeting.

     Stockholders of record on March 18, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are urged to consider the enclosed materials and to sign and return your proxy promptly in the enclosed, postage prepaid envelope, even if you plan to attend the meeting. Any stockholder giving a proxy has a right to revoke it at any time before it is voted.


      * PLEASE DATE AND SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE PROXY.


                                             By order of the Board of Directors.



                                             JAMES L. McARTHUR, Secretary
                                             ChemFirst Inc.
                                             P. O. Box 1249
                                             Jackson, Mississippi 39215-1249

March 31, 1999


* NOTICE: Stockholders receiving more than one (1) proxy because of shares registered in different names or addresses must complete and return each proxy in order to vote all shares to which such stockholder is entitled.

                                   ----------

                                 CHEMFIRST INC.
                                 PROXY STATEMENT

                                   ----------

                                  SOLICITATION

     The enclosed proxy is being SOLICITED BY THE BOARD OF DIRECTORS of ChemFirst Inc., P. O. Box 1249, Jackson, Mississippi, a Mississippi corporation ("ChemFirst" or "the Company"), for use at the 1999 Annual Meeting of the Stockholders of ChemFirst (the "Annual Meeting") to be held in the Garden Room at Dennery's, 330 Greymont Avenue, Jackson, Mississippi at 1:30 p.m. (CST), on Tuesday, May 25, 1999, and at any adjournments thereof. Stockholders may revoke their proxies by written notice to ChemFirst at any time prior to the exercise thereof, by the execution of a later proxy with respect to the same shares, or by voting their shares in person. The solicitation will be primarily by mail but may also include telephone, telegraph, or oral communications by officers or employees of the Company. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, has been retained for advice and consultation and to solicit proxies for the Annual Meeting at a minimum fee of $4,500. All costs of soliciting proxies will be borne by ChemFirst. The approximate mailing date of the proxy statements and proxies to stockholders is March 31, 1999.

          All proxies will be voted as specified. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED: (1) FOR THE
     ELECTION OF FOUR (4) DIRECTORS OF CHEMFIRST TO SERVE FOR THE TERMS SPECIFIED IN THIS PROXY STATEMENT AND UNTIL THEIR
     SUCCESSORS ARE ELECTED AND QUALIFIED; AND (2) ON ALL OTHER MATTERS BY THE PERSONS NAMED IN THE PROXIES IN ACCORDANCE WITH THEIR JUDGMENT.


                                VOTING SECURITIES

     Record Date. Stockholders of record at the close of business on March 18, 1999, are entitled to notice of and to vote at the Annual Meeting.

     Shares Outstanding. As of March 18, 1999, a total of 18,360,735 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one (1) vote per share on each matter submitted to a vote at the Annual Meeting.

     Stockholder Proposals. Proposals from stockholders intended to be included in the Company's proxy statement for the 2000 Annual Meeting must be received by the Company on or before December 3, 1999 and may be omitted unless the submitting stockholder meets certain requirements. Further, a proxy may confer discretionary authority to vote on any matter submitted outside of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and included in these proxy materials of which the Company did not have notice of by January 27, 1999 or if the Company received notice before December 18, 1998.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons or entities beneficially own as specified in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, more than five (5%) percent of the Common Stock of the Company as of the dates indicated.

                                                                     Amount and nature of       Percent of
Title of class             Name and address of beneficial owner      beneficial ownership         class
--------------             ------------------------------------      --------------------       ----------
Common Stock            The Baupost Group, L.L.C. ("Baupost")            1,417,200(1)              7.54%
                        44 Brattle Street, 5th Floor
                        Cambridge, MA 02138

                        SAK Corporation ("SAK")                                  0
                        44 Brattle Street, 5th Floor
                        Cambridge, MA 02138

                        Seth A. Klarman ("Klarman")                              0
                        44 Brattle Street, 5th Floor
                        Cambridge, MA 02138

Common Stock            Franklin Resources, Inc.                           855,900(2)               4.6%
                        Charles B. Johnson
                        Rupert H. Johnson
                        (collectively, "FRI")
                        777 Mariners Island Boulevard
                        San Mateo, CA 94404

                        Franklin Mutual Advisers, Inc. ("FMAI")          1,962,600(2)              10.4%
                        51 John F. Kennedy Parkway
                        Short Hills, NJ 07078

Common Stock            Goldman Sachs Group, L.P.                        1,950,000(3)              10.3%
                        Goldman, Sachs & Company
                        (collectively, "Goldman Sachs")
                        85 Broad Street
                        New York, New York 10004

Common Stock            Donald A. Parker                                 1,007,699(4)               5.7%
                        Meryl A. Buchanan
                        234 Park Avenue, Suite 801
                        New York, New York 10017

----------
(1) According to a Schedule 13G filed with the Securities and Exchange Commission by Baupost, SAK and Klarman, as of December 31, 1998, Baupost, SAK and Klarman have sole power to vote or direct the vote, and sole power to dispose or direct the disposition of 1,417,200 shares, 0 shares, and 0 shares, respectively. According to the Schedule, Baupost is a registered investment adviser. SAK is the manager of Baupost. Klarman, as sole director of SAK and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13(d) of the securities beneficially owned by Baupost. Securities reported on this Schedule as being beneficially owned by Baupost include securities purchased on behalf of a registered investment company and various limited partnerships.

(2) According to a Schedule 13G filed by FRI and FMAI with the Securities and Exchange Commission, as of December 31, 1998, FRI and Franklin Advisers, Inc. have sole power to vote or direct the vote, and sole power to dispose or direct the disposition of 0 shares and 855,900 shares, respectively. The
     Schedule indicates that FMAI, Franklin Advisers, Inc. and Franklin Management, Inc. are advisory subsidiaries of FRI and, as such, possess investment and/or voting power over certain securities owned by FRI.

(3) According to a Schedule 13G filed by Goldman Sachs as of August 31, 1998, Goldman Sachs has shared voting power as to 1,950,000 shares and sole voting power as to 0 shares, and shared dispositive power as to 1,950,000 shares and sole dispositive power as to 0 shares.

(4) According to a Schedule 13D filed by the Reporting Persons, as of July 27, 1998, Mr. Parker and Ms. Buchanan are deemed to beneficially own 5.7% of the Company's Common Stock. They share power to vote or direct the vote of all of the shares they are deemed to beneficially own, and share the power to dispose or direct the disposition of all of the shares they are deemed to beneficially own. Mr. Parker and Ms. Buchanan are the general partners of Buchanan Parker Asset Management, a registered investment adviser and a general partner of an investment partnership, and Parker Buchanan Asset Management, an investment manager (together with Buchanan Parker Asset Management, the "Investment Managers"). Mr. Parker and Ms. Buchanan are also general partners of Buchanan Parker Asset Management. All shares are held by Buchanan Parker Asset Management or in managed accounts over which the Investment Managers or the Reporting Persons have investment discretion.

     See "Security Ownership of Management" for information as to J. Kelley Williams, Chairman and Chief Executive Officer of the Company, who is also a greater than five percent (5%) holder of Common Stock of the Company.


                               BOARD OF DIRECTORS

     The Board of Directors (the "Board") represents the interests of all stockholders and is responsible for setting policy and objectives for the Company in accord with its Charter, Bylaws, Mississippi laws and other applicable governmental regulations. The Board is currently composed of eleven
(11) non-employee Directors and one (1) employee, the Chief Executive Officer. The Board is divided into three (3) groups, typically elected for three-year terms. The Board held five (5) meetings during 1998. All of the Directors of the Company have attended at least seventy-five percent (75%) of the Company's Board meetings and meetings of committees on which they serve which were held during 1998.

     The COMMITTEE ON DIRECTOR AFFAIRS is composed of four (4) non-employee Directors and is responsible for recommendations for nominating new Board members, recommending appointments of members to Board Committees, and assessing Chief Executive Officer and Board performance, and recommending Board compensation for action by the Board. The Chairman of this committee also chairs executive sessions of the outside members of the Board. The Committee on Director Affairs considers suggestions for Director nominations from all sources. Stockholder suggestions for nominees for the 2000 Annual Meeting, together with appropriate detailed biographical information, should be submitted to the Corporate Secretary no earlier than January 16, 2000, and no later than February 25, 2000. The Committee on Director Affairs met two (2) times during the year.

     The AUDIT COMMITTEE is composed of four (4) non-employee Directors with broad latitude for inquiry into all operations of the Company. Its primary responsibilities include making a recommendation to the Board on the selection of independent auditors, reviewing audit reports prepared by independent auditors, internal auditors, insurance auditors and other consultants engaged by the Company to examine specific areas of corporate operations, and examining the adequacy of compliance with various governmental regulations and corporate policies and procedures. The Audit Committee met four (4) times during the year.

     The COMPENSATION & HUMAN RESOURCES COMMITTEE is composed of four (4) non-employee Directors and is charged with the responsibility of recommending to the Board a program of overall compensation for the Company and its subsidiaries, including Executive Officers and other key employees. These responsibilities include administration of the Company's Long-Term Incentive Plans. The Compensation & Human Resources Committee met four (4) times during the year.

     Committee assignments are indicated below.


                              ELECTION OF DIRECTORS

     Section 3(a) of the Company's Bylaws specify in part "The directors of the corporation shall be divided into three (3) groups which shall be as nearly equal as may be possible." Article III, Section 3(c) of the Company's Bylaws and
Section 3.4 of the Company's Corporate Governance Guidelines provide that each Director who was, on August 22, 1995, a Director of First Mississippi Corporation and who had completed less than nine (9) consecutive years of service on the board of First Mississippi Corporation on that date will offer a written resignation upon the completion of nine (9) consecutive years of service on either the board of First Mississippi Corporation or the Company if under age sixty-five (65) at that time. In addition, all such Directors who were under age sixty-five (65) on August 22, 1995 will offer a written resignation upon reaching age sixty-five (65). All other Directors will offer resignations upon completion of nine (9) consecutive years of service on either the Board of
Directors of First Mississippi Corporation or the Company prior to age sixty-five (65) and again upon reaching age sixty-five (65). In each case, the Committee on Director Affairs (or successor committee) will make a recommendation with respect to such Director for his continued service to the Board of Directors. Directors will retire at age seventy (70), unless asked by the Board to serve longer pursuant to the Bylaws. In accordance with these Bylaw provisions, Mr. Anderson, who would have retired upon reaching age 70 on April 10, 1999, has been asked by the Board to serve the remainder of his elected term.

     Sections I and II below set forth certain information for each nominee for election as a Director and for each continuing Director who is not a nominee. See the note following the Directors' information regarding the 1996 distribution of ChemFirst shares for definition of "Distribution Date."


                                    SECTION I

                       NOMINEES FOR ELECTION AS DIRECTORS
                TO SERVE A THREE (3) YEAR TERM TO EXPIRE IN 2002

JAMES E. FLIGG .......   Term Expires: 1999

                         Mr. Fligg, 62, a Director of the Company since November 1996, is Executive Vice President of BP Amoco, p.l.c., Chicago, Illinois. He was Senior Executive Vice President, Strategic Planning and International Business Development, Amoco Corporation, from October 1995 until Amoco's acquisition by BP in 1998. From July 1993 until October 1995, he was Executive Vice President, Chemicals Sector, Amoco Corporation. Mr. Fligg was a director of First Mississippi from 1994 until the Distribution Date. He is a member of the Compensation & Human Resources Committee.

ROBERT P. GUYTON .....   Term Expires: 1999

                         Mr. Guyton, 62, a Director of the Company since November 1996, is self-employed as a financial consultant, a position he has held since October 1996. He was Chairman and Chief Executive Officer of Bank South Corporation, based in Atlanta, Georgia, from 1990 to 1991. He was President and Chief Executive Officer of Bank South Corporation from 1980 to 1990. He was Chairman and Chief Executive Officer of Smart Choice Holdings, Inc., an owner and operator of automobile dealerships and finance companies, from July 1996 to October 1996. He was Vice President and Financial Consultant for Raymond James & Associates, Inc., an asset management and investment banking company in Atlanta, Georgia, from August 1993 to July 1996. He was a director of First Mississippi from 1969 until the Distribution Date. He is a member of the Board of Directors of Piccadilly Cafeterias, Inc., a restaurant chain based in Baton Rouge, Louisiana. Mr. Guyton is Chairman of the Audit Committee.

PAUL W. MURRILL ......   Term Expires: 1999

                         Dr. Murrill, 64, a Director of the Company since November 1996, is a professional engineer. He is Chairman of the Board of Directors of Piccadilly Cafeterias, Inc., a restaurant chain based in Baton
                         Rouge, Louisiana. He has been a director of Entergy Corporation since 1994, when it purchased Gulf States Utilities Company, an electric and gas utility company in Beaumont, Texas, of which Dr. Murrill was a director. Dr. Murrill served as Chairman of the Board and Chief Executive Officer of Gulf States Utilities Company from 1982 to 1986. He was a director of First Mississippi from 1969 until the Distribution Date. He is a Director of ZYGO, a high precision instrument company, Middlefield, Connecticut; Howell Corporation, a diversified energy company, Houston, Texas; and Tidewater, Inc., an oil service company, New Orleans, Louisiana. He is a member of the Audit Committee.

J. KELLEY WILLIAMS ...   Term Expires: 1999

                         Mr. Williams, 65, is Chairman of the Board and Chief Executive Officer of the Company, and has been since November 1996. He was Chairman and Chief Executive Officer of First Mississippi from August 1995 through the Distribution Date, and was Chairman, Chief Executive Officer and President from 1988 until August 1995. He was a director of First Mississippi from 1971 to the Distribution Date. During 1998, he was elected a director of First American Corporation, based in Nashville, Tennessee. He is Chairman of the Board of Getchell Gold Corporation (formerly FirstMiss Gold Inc.), Englewood, Colorado. He is Chairman of the Board of EKC Technology, Inc. and First Chemical Corporation, and a Director of Callidus Technologies Inc., Quality Chemicals, Inc. and TriQuest, L.P., all subsidiaries of the Company.


                                   SECTION II

                                    DIRECTORS

RICHARD P. ANDERSON ..   Term Expires: 2000

                         Mr. Anderson, 70, a Director of the Company since November 1996, is Chairman of the Board of The Andersons, Inc., an agribusiness company in Maumee, Ohio. He was Chairman and Chief Executive Officer from September 1996 through 1998, and was President and Chief Executive Officer from 1981 to September 1996. He was a director of First Mississippi from 1987 to the Distribution Date. He was a director of Centerior Energy Corporation, an electric utility company in Cleveland, Ohio, from 1986 to 1996, and N-Viro International Corporation, a waste recycling company in Toledo, Ohio from 1993 to 1996. He is also a Director of Quality Chemicals, Inc., a subsidiary of the Company. He is a member of the Committee on Director Affairs and Chairman of the Compensation & Human Resources Committee.

PAUL A. BECKER .......   Term Expires: 2001

                         Mr.  Becker,  60,  a  Director  of  the  Company  since
                         November 1996, is President of Summit Investment Management, Vero Beach, Florida. He was Managing Director of Mitchell Hutchins Asset Management, Inc., an investment management company in New York City and wholly owned by Paine Webber Group, Inc. from 1978 to February 1999. Mr. Becker was a director of First Mississippi from 1985 to the Distribution Date. He is a member of the Audit Committee.

JAMES W. CROOK .......   Term Expires: 2001

                         Mr. Crook, 69, a Director of the Company since November 1996, is retired. He was Chairman of the Board of Melamine Chemicals, Inc. from 1987 to November 1997. Mr. Crook was a director of First Mississippi from 1971 until the Distribution Date, and is a retired Vice President of First Mississippi, a position he held from 1965 to June 1985. He is a member of the Committee on Director Affairs and the ChemFirst Foundation, Inc. Board of Trustees.

MICHAEL J. FERRIS ....   Term Expires: 2000

                         Mr. Ferris, 54, a Director of the Company since November 1996, is President and Chief Executive Officer, as well as a director of Pioneer Companies, Inc. of Houston, Texas, a position he has held since January 1997. Pioneer manufactures chlorine, caustic soda, muriatic acid and related products. He was formerly the Executive Vice President, Chemicals Group, of Vulcan Materials Company, a chemical manufacturer located in Birmingham,

                         Alabama. Prior to becoming Executive Vice President of Vulcan in 1996, Mr. Ferris served in various positions at Vulcan Chemicals, a division of Vulcan Materials Company, since 1974, including President and Executive Vice President. Mr. Ferris is a member of the Compensation & Human Resources Committee and a director of Quality Chemicals, Inc., a subsidiary of the Company.

WILLIAM A. PERCY, II .   Term Expires: 2000

                         Mr. Percy, 59, a Director of the Company since November 1996, has been a partner of Trail Lake Enterprises, a cotton and soybean farming operation in Arcola, Mississippi, since 1986. In addition, he has been the Chairman of the Board of Staple Cotton Cooperative Association in Greenwood, Mississippi, since September 1992. He is a Director of Mississippi Chemical Corporation, which manufactures and sells fertilizer. Mr. Percy is also President and Chief Executive Officer of Greenville Compress Co., Greenville, Mississippi. He was a director of First Mississippi from 1988 until the Distribution Date. He is also a Director of Callidus Technologies Inc., a subsidiary of the Company. He is a member of the Compensation & Human Resources Committee and Chairman of the ChemFirst Foundation, Inc. Board of Trustees.

DAN F. SMITH .........   Term Expires: 2001

                         Mr. Smith, 53, a Director of the Company since November 1996, is President and Chief Executive Officer of Lyondell Chemical Company (formerly Lyondell Petrochemical Company) of Houston, Texas, a position he has held since December 1996. He has been a director of Lyondell since November 1988. Lyondell manufactures and sells petrochemicals and refinery products. He has been CEO of Equistar Chemicals, L.P., Houston, Texas, since its formation in December 1997. Equistar is a joint venture of Lyondell, Occidental Petroleum Corporation, and Millennium Chemicals Inc. and manufactures polymers and polymer feedstocks. From August 1994 until December 1996, he was President and Chief Operating Officer of Lyondell. From May 1993 until August 1994, he was Executive Vice President and Chief Operating Officer of Lyondell. He has been a director of Cooper Industries, Inc. since August 1998. He is a Director of First Chemical Corporation, a subsidiary of the Company, and a member of the Audit Committee.

LELAND R. SPEED ......   Term Expires: 2001

                         Mr. Speed, 66, a Director of the Company since November 1996, is Chairman of the Board of Parkway Properties, Inc., and Chairman and Trustee of EastGroup Properties, Inc., real estate investment companies, both of Jackson, Mississippi. From May 1993 through September 1997, he was also CEO of Parkway Properties and
                         EastGroup Properties. He is Chairman and Director of Delta Industries, Inc., a construction materials manufacturer, and a Director of Farm Fish, Inc., Mississippi Valley Gas Company, and KLLM Transport Services, Inc., all of Jackson, Mississippi. He was Trustee and President of Eastover Corporation from 1977 through December 1994; President and Director of Congress Street Properties from 1984 through November 1994; and President and Director of LNH REIT, INC. from 1991 through May 1996. He was also President, Chief Executive Officer and Director of Rockwood National Corporation, a real estate developer, from 1983 through June 1994. He was a director of First Mississippi from 1965 until the Distribution Date. He is a Director of EKC Technology, Inc., a subsidiary of the Company. He is a member of the Committee on Director Affairs.

R. GERALD TURNER .....   Term Expires: 2000

                         Dr. Turner, 53, a Director of the Company since November 1996, is the President of Southern Methodist University in Dallas, Texas, a position he assumed in June 1995. He was the Chancellor of the University of Mississippi in Oxford, Mississippi, from 1984 through June 1995. He has been a Director of JC Penney Co., Inc. since 1995; a Director of Skytel (formerly, Mobile Telecommunications Technologies Corp.), a provider of nationwide paging and voice messaging services, since July 1996; and a Director of Capstar Broadcasting, indirect owner and operator of radio stations, since 1997. He was a Director of First Mississippi from 1987 until the Distribution Date. Dr. Turner is also a Director of Callidus Technologies Inc., a subsidiary of the Company. He is Chairman of the Committee on Director Affairs and a member of the ChemFirst Foundation, Inc. Board of Trustees.

     Definition of "Distribution Date": On December 23, 1996 (the "Distribution Date"), First Mississippi Corporation contributed all of its assets and subsidiaries, other than those relating to its fertilizer business, to the Company, which at that time was a wholly owned subsidiary of First Mississippi. First Mississippi then spun off the Company in a tax-free distribution of the Company's common stock to First Mississippi shareholders (the "ChemFirst Distribution") on the Distribution Date. The ChemFirst Distribution occurred immediately prior to and in connection with the merger of First Mississippi with a wholly owned subsidiary of Mississippi Chemical Corporation on December 24, 1996, pursuant to an Agreement and Plan of Merger and Reorganization dated as of August 27, 1996.


                  THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES.

     Voting Procedures on Election of Directors. Stockholders have the right to vote "For" or "Withhold Authority" to vote for some or all of the nominees for Directors. Pursuant to the Bylaws and Mississippi law, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum to convene the Annual Meeting. Therefore, any proxy authorized to be voted at the Annual Meeting on any matter, whether or not marked to "Withhold Authority" or to effect a broker non-vote, will be counted in establishing a quorum. The election of Directors will require the affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy. Votes withheld and broker non-votes will not be included in vote totals for Director nominees and will have no effect on the outcome of the vote. In the absence of specific instructions, proxies will be voted for the nominees.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The Directors and Officers of the Company beneficially own (as specified in Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended) as of March 1, 1999, Common Stock of the Company as follows:

                                                                         Common Stock           Percent of
             Director/Officer                                       Beneficially Owned (1)         Class
             ----------------                                       ----------------------      ----------
     Richard P. Anderson
     Common Stock ..................................................         9,450(2)
     NQSOs .........................................................         5,550
                                                                           -------
     Total .........................................................        15,000                    *

     Paul A. Becker
     Common Stock ..................................................        10,000
     NQSOs .........................................................         5,550
                                                                           -------
     Total .........................................................        15,550                    *

     James W. Crook
     Common Stock ..................................................        70,187(3)
     NQSOs .........................................................         5,550
                                                                           -------
     Total .........................................................        75,737                    *

     Michael J. Ferris
     Common Stock ..................................................           500(4)
     NQSOs .........................................................         3,675
                                                                           -------
     Total .........................................................         4,175                    *

     James E. Fligg
     Common Stock ..................................................         3,610
     NQSOs .........................................................         3,675
                                                                           -------
     Total .........................................................         7,285                    *

     Robert P. Guyton
     Common Stock ..................................................        23,000
     NQSOs .........................................................         5,550
                                                                           -------
     Total .........................................................        28,550                    *

     Paul W. Murrill
     Common Stock ..................................................         5,913(5)
     NQSOs .........................................................         5,550
     Convertible Subordinated Debentures ...........................         8,052
                                                                           -------
     Total .........................................................        19,515                    *

     William A. Percy, II
     Common Stock ..................................................        38,288(6)
     NQSOs .........................................................         5,550
     Convertible Subordinated Debentures ...........................         8,052
                                                                           -------
     Total .........................................................        51,890                    *

     Dan F. Smith
     Common Stock ..................................................         1,000(7)
     NQSOs .........................................................         3,675
                                                                           -------
     Total .........................................................         4,675                    *

     Leland R. Speed
     Common Stock ..................................................        14,733
     NQSOs .........................................................         5,550
     Convertible Subordinated Debentures ...........................         8,052
                                                                           -------
     Total .........................................................        28,335                    *

     R. Gerald Turner
     Common Stock ..................................................         7,900(8)
     NQSOs .........................................................         5,550
                                                                           -------
     Total .........................................................        13,450                    *

                                                                         Common Stock           Percent of
             Director/Officer                                       Beneficially Owned (1)         Class
             ----------------                                       ----------------------      ----------
     J. Kelley Williams
     Common Stock ..................................................     1,004,080(9)
     NQSOs .........................................................       221,840
     Convertible Subordinated Debentures ...........................       181,126
                                                                           -------
     Total .........................................................     1,407,046                  7.4%

     R. M. Summerford
     Common Stock ..................................................        71,579
     NQSOs .........................................................        69,653
                                                                           -------
     Total .........................................................       141,232                    *

     George M. Simmons
     Common Stock ..................................................         5,854
     NQSOs .........................................................        31,310
     Convertible Subordinated Debenture ............................         2,013
                                                                           -------
     Total .........................................................        39,177                    *

     P. Jerry Coder
     Common Stock ..................................................           631
     NQSOs .........................................................        25,080
                                                                           -------
     Total .........................................................        25,711                    *

     Scott A. Martin
     Common Stock ..................................................        10,349
     NQSOs .........................................................        21,048
                                                                           -------
     Total .........................................................        31,397                    *

     All Directors and Officers as a Group (25 persons)
     Common Stock ..................................................     1,308,047(10)
     NQSOs .........................................................       602,482
     Convertible Subordinated Debentures ...........................       208,302
                                                                           -------
     Total .........................................................     2,118,831                   11%

----------
*    Represents less than one percent (1%) of class.

(1) Certain numbers represent shares of Common Stock of the Company underlying the Convertible Subordinated Debentures and Nonqualified Stock Options ("NQSOs") beneficially owned by the Directors and Officers. The Debentures are immediately convertible into the specified number of shares of Convertible Preferred Stock of the same series and then immediately convertible into the specified number of shares of Common Stock of the Company. NQSOs are exercisable no earlier than six (6) months from date of grant into shares of Common Stock of the Company.

(2)  Shared voting and investment power of 3,700 shares with Mrs. Anderson.

(3) Included are 700 shares owned by Mrs. Crook of which Mr. Crook has no voting and investment power and disclaims beneficial ownership.

(4)  Shared voting and investment power with Mrs. Ferris.

(5) Included are 775 shares owned by Mrs. Murrill of which Dr. Murrill has no voting and investment power and disclaims beneficial ownership.

(6) Included are 31,500 shares of which Mr. Percy has sole voting and investment power as President and CEO of Greenville Compress Company and of which he disclaims beneficial ownership.

(7)  Shared voting and investment power with Mrs. Smith.

(8)  Shared voting and investment power of 7,800 shares with Mrs. Turner.

(9) Excluded are 61,750 shares held in the Jean P. Williams Revocable Trust, of which Mr. Williams has no voting and investment power and disclaims beneficial ownership.

(10) Except for 2,000 shares, 446 shares and 100 shares for which Mr. Daniel Anderson, Mr. Troy Browning and Mr. Steve Chustz, respectively, have shared voting and investment power, and except for 864 shares of which

     Mr. William Bartlett has no voting and investment power and disclaims beneficial ownership, and except as otherwise indicated in these notes, the shares beneficially owned by the persons indicated in the table above represent sole voting and investment power.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Officers and Directors of the Company and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company monitors compliance and acts as the Compliance Officer for such filings of its Officers and Directors and prepares and files reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for 1998, its Officers and Directors were in compliance with all applicable filing requirements.


                              DIRECTOR COMPENSATION

     Directors who are not employees are compensated for their services with a retainer of $16,000 per year. In addition, non-employee directors receive fees for attendance at duly called Board and committee meetings. The fees paid are $1,000 per day for attendance at duly called Board and committee meetings or a fee of $500 for half-day committee meetings except for committee chairmen, who receive a fee of $1,250 per day for meetings and $625 for half-day meetings. These fees are recommended by the Committee on Director Affairs to align board compensation with peer companies. Travel expenses to and from meetings are reimbursed to all Directors. No fees are paid for informal meetings. Attendance at meetings held by telephone conference call are paid at the half-day rate. Directors performing special services at the request of the Chief Executive Officer are paid a per diem of $1,000 per day, except for committee chairmen, who are paid a per diem of $1,250 per day.

     Under the Company's 1995 Long-Term Incentive Plan, as amended, and the 1998 Long-Term Incentive Plan (collectively, the "Long-Term Incentive Plans"), each non-employee Director is entitled to receive Awards which may be in the form of stock options, restricted stock, stock appreciation rights, performance shares or units, supplemental cash, or other such forms as appropriate. The Compensation Committee annually reviews and the Company's Board of Directors annually approves potential award ranges for the Directors based on, among other criteria, condition and performance of the Company versus long-term goals. In March 1998, each non-employee Director received an option to purchase 1,500 shares of Common Stock of the Company, at an exercise price of $26.75 and which vests 40%, 40% and 20% on February 24, 1999, February 24, 2000, and February 24, 2001, respectively, pursuant to the 1998 Long-Term Incentive Plan.

     In addition, under the Long-Term Incentive Plans, Directors are permitted to make an irrevocable election to receive share units ("Share Units") in exchange for deferring all or some portion of their annual retainer at a per Share Unit exchange price that is equal to eighty-five percent (85%) of the fair market value of Company Common Stock determined as of the first day of the year during which all or a portion of the deferred retainer was to be paid. Dividends earned pursuant to the Share Units are reinvested in the form of additional Share Units. During 1998, Directors purchased Share Units in the following amounts: Mr. Anderson, 1,613; Mr. Crook, 1,231; Mr. Ferris, 1,120; Mr. Fligg, 1,083; Mr. Percy, 138; Mr. Smith, 1,120; Mr. Speed, 407; and Dr. Turner, 846.

     In fiscal 1986, First Mississippi established a Deferred Income Plan for Directors, Officers and Key Employees ("Plan A") pursuant to which deferral opportunities in any given year, up to a maximum of three (3) years, were offered at the discretion of the Board. In connection with the ChemFirst Distribution, the Company assumed the obligations of First Mississippi under Plan A. Effective January 1, 1994, Plan A was amended to change the interest rate prospectively to one hundred and twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. At the same time, the Board closed Plan A for any new participants or deferral opportunities, subject to the existing rights and obligations thereunder. Plan A was further amended effective September 15, 1997, to allow participating Directors to invest existing account balances in Share Units in lieu of the interest-bearing investment alternative set forth in the original plan. Share Units purchased under Plan A were acquired at a price equal to the fair market value of a share of Company Common Stock on the date of valuation and were subject to other terms and conditions similar to those which are applicable to Share Units purchased under Plan B, as discussed below. In February 1998, the Board further amended Plan A to remove the Share Unit investment alternative referenced above and replace it with a new crediting option which allows participating Directors to invest existing account balances at an annual crediting rate which is based on total stockholder return on the Company's Common Stock.

     In fiscal 1989, First Mississippi established a successor Deferred Compensation Plan for Outside Directors ("Plan B") to insure continuation of deferral opportunities for Directors. Plan B was amended effective January 1, 1994, to change the interest rate prospectively to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. Plan B was further amended effective July 1, 1997, to allow participating Directors to invest existing account balances and future compensation deferrals in Share Units in lieu of the interest-bearing investment alternative of the original plan. Except for certain conversions of existing balances within two (2) years of termination of Board service that are converted at fair market value of the Company's Common Stock, Share Units purchased in Plan B are acquired at a price equal to eighty-five percent (85%) of the fair market value of a share of Company Common Stock on the date of valuation. Except for the initial election to convert existing account balances, which had a valuation date of July 1, 1997, the valuation date for all elections to purchase or convert to Share Units under Plan B is the first trading date in the calendar year immediately following the year of election. In distributing a participating Director's account balance at termination of Board service, each Share Unit in such account is valued at the fair market value of a share of the Company's Common Stock on the date of valuation. The deferrals under both Plan A and Plan B are held by the Company until retirement, resignation or other termination of services. Director J. Kelley Williams participates as an employee in Plan A but does not participate in Plan B. Directors Anderson, Becker, Crook, Ferris, Fligg, Smith, Speed and Turner currently participate in Plan B.

     The Company furnishes Directors with $100,000 accidental death and dismemberment and $250,000 of business travel accident protection. The Company also has a Retirement Plan for its non-employee Directors under which all Directors who have served at least one (1) three (3)-year term will, under certain conditions, receive an annual retirement benefit equal to their annual retainer at retirement for each year of service, not to exceed fifteen (15) years. The amount of the retainer to be received after retirement shall be fixed at the time of retirement. The plan also provides for a lump sum payment to a Director under certain conditions in the event of a change of control and to his beneficiary upon his death.


                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the Officers of the Company, including age as of the date of the Annual Meeting. All Officers of the Company were elected to the current term effective January 1, 1999, to serve at the pleasure of the Company's Board of Directors for a term of one (1) year and thereafter until their successors are elected and qualified. See the note following the Directors' information for the definition of Distribution Date.

     Daniel P. Anderson. Mr. Anderson, 46, is Vice President, Health, Safety and Environmental Affairs, of the Company. He was Vice President, Health, Safety and Environmental Affairs of First Mississippi from July 1995 to the Distribution Date. From 1990 to 1995, he was Vice President, Environmental Affairs, of First Chemical Corporation.

     William  P.  Bartlett.   Mr.   Bartlett,   60,  is  President  of  Callidus
Technologies Inc., a subsidiary of the Company, and has been since 1989.

     Max P. Bowman. Mr. Bowman, 37, has been Vice President, Finance, and Treasurer of the Company since November 1998. He was formerly Treasurer and Corporate Risk Manager of the Company from 1996 to November 1998. From 1993 until the Distribution Date, he was Internal Audit/Corporate Risk Manager of First Mississippi.

     Troy B. Browning. Mr. Browning, 46, is Controller of the Company and has held that position since 1996. He was Controller of First Mississippi from 1983 until the Distribution Date.

     J. Steve Chustz. Mr. Chustz, 50, is General Counsel of the Company and has held that position since 1996. He was General Counsel of First Mississippi from 1993 until the Distribution Date.

     Paul Jerry Coder. Mr. Coder, 56, is President of EKC Technology, Inc., a subsidiary of the Company, and has been since December 1992.

     William B. Kemp. Mr. Kemp, 50, is Vice President, Human Resources, and has been since June 1997. From 1992 through June 1997, he was Vice President, Human Resources, of Rust Environment and Infrastructure, an engineering consulting firm.

     Scott A. Martin. Mr. Martin, 40, is President of Quality Chemicals, Inc., a subsidiary of the Company, and has been since October 1996. From 1993 to October 1996, he was Vice President and General Manager, Custom Manufacturing of Quality Chemicals, Inc.

     James L. McArthur. Mr. McArthur, 55, is Secretary and Manager, Investor Relations, of the Company and has held that position since 1996. He was Secretary and Manager, Investor Relations, of First Mississippi from 1993 until the Distribution Date.

     George M. Simmons. Mr. Simmons, 56, is President of First Chemical Corporation, a subsidiary of the Company, and has been since July 1995. From 1985 to June 30, 1995, he was Vice President, Marketing, of First Chemical Corporation.

     R. Michael Summerford. Mr. Summerford, 50, has been President and Chief Operating Officer of the Company since September 1998. He was Vice President and Chief Financial Officer of the Company from the Distribution Date until September 1998. From 1988 until the Distribution Date, he was Vice President and Chief Financial Officer of First Mississippi.

     Roger L. Van Duyne. Mr. Van Duyne, 57, is President of TriQuest, L.P., a limited partnership of which the Company indirectly owns an 87.5% interest, a position he has held since January 1998. From July 1997 through December 1997, he was Business Director, Acylation Derivatives, of Clariant Fine Chemicals Group. He was Business Director, Acylation Derivatives, of Hoechst Celanese Fine Chemicals Division from July 1995 until July 1997, and was Business Director, Polymer Enhancement Chemicals, of Hoechst Celanese Bulk Pharmaceuticals and Intermediates Division from January 1993 until July 1995.

     J. Kelley Williams. Mr. Williams, 65, is Chairman of the Board and Chief Executive Officer of the Company, and has been since November 1996. He was Chairman and Chief Executive Officer of First Mississippi from August 1995 through the Distribution Date, and was Chairman, Chief Executive Officer and President from 1988 until August 1995. He was a director of First Mississippi from 1971 to the Distribution Date. During 1998, he was elected a Director of First American Corporation based in Nashville, Tennessee. He is Chairman of the Board of Getchell Gold Corporation (formerly FirstMiss Gold Inc.), Englewood, Colorado. He is Chairman of the Board of EKC Technology, Inc. and First Chemical Corporation, and a director of Callidus Technologies Inc., Quality Chemicals, Inc. and TriQuest, L.P., all subsidiaries of the Company. The Board of Directors has asked Mr. Williams to continue to serve as CEO beyond his announced retirement pending selection of a successor.

     Frank D. Winter. Mr. Winter, 58, is President and Chief Executive Officer of FirstMiss Steel, Inc., a subsidiary of the Company, and has been since 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                         Annual Compensation               Awards
                                                -------------------------------------    ----------
                                                                          Other          Securities
                                                                          Annual         Underlying       All Other
   Name and Principal                            Salary      Bonus    Compensation(1)    Options(2)    Compensation(3)
        Position                     Year         ($)         ($)           ($)              (#)             ($)
        ---------                    ----       -------     -------   ---------------    ----------    ---------------
J. Kelley Williams                   1998       500,000           0      345,122            59,600          35,322
Chairman & Chief Executive           1997       500,000     600,000      379,551            60,000         405,342
Officer                              1996(4)    500,000     324,400           --            75,000          35,883

R. Michael Summerford                1998       232,667      34,600           --            30,700          17,289
President & Chief                    1997       199,000     144,500           --            27,150          21,593
Operating Officer                    1996(4)    199,000      95,500           --            20,528          13,932

George M. Simmons                    1998       180,838      23,900           --            14,550          29,081
President,                           1997       172,227     121,000       57,996            20,300          54,167
First Chemical Corporation           1996(4)    163,227      81,600       60,368             2,875          15,559

P. Jerry Coder,                      1998       164,281      58,000           --            11,300          15,452
President,                           1997       150,713      98,000           --            16,950          34,475
EKC Technology, Inc.                 1996(4)    144,233      70,000           --             1,750           8,305

Scott A. Martin,                     1998       142,400      46,400       21,261             8,950          11,276
President, Quality                   1997       132,000      67,840           --            15,350          25,672
Chemicals, Inc.                      1996(4)    115,250      36,300           --             1,500           5,631

Thomas G. Tepas                      1998(5)    204,452           0           --            58,850         118,146
former President & Chief             1997       250,000     222,000           --            35,150          39,376
Operating Officer                    1996(4)    250,000     135,000           --            20,544          56,067

----------
(1) Other Annual Compensation includes payouts under Performance Option arrangements and direct cash payments related to long-term incentive tax reimbursements. Aggregate perquisites and other personal benefits were less than either $50,000 or ten percent (10%) of the total annual salary and bonus reported for the named Executive Officers and are excluded from the table. Tax reimbursement payments are made to eligible employees equal to thirty-seven percent (37%) of the Company's federal income tax deduction resulting from the exercise of Convertible Subordinated Debenture Options, NQSOs, Incentive Stock Options and Performance Options. Tax reimbursement payments are not applicable for options granted after August 21, 1995. Tax reimbursement payments in 1998 to Mr. Williams and Mr. Martin were $345,122 and $5,742, respectively. Tax reimbursement payments in 1997 to Mr. Williams and Mr. Simmons were $379,551 and $57,996, respectively. Tax reimbursement payments in 1996 to Mr. Simmons were $16,304. Payments received by Mr. Martin on exercise of Performance Options in 1998 were $15,519. Payments received by Mr. Simmons on exercise of Performance Options in 1996 were $44,064.

(2) NQSOs were granted to Officers and certain key employees of the Company in 1998, 1997 and 1996. The options for 1998 were granted under the 1998 Long-Term Incentive Plan and 1995 Long-Term Incentive Plan. The options for 1997 and 1996 were awarded under the 1995 Long-Term Incentive Plan. No further grants will be made under the 1995 Long-Term Incentive Plan. No shares of Common Stock of the Company are available for the grant of awards under the 1988 Long-Term Incentive Plan or 1980 Long-Term Incentive Plan. The share amounts for a particular fiscal year under this column reflect only the shares underlying options which were granted during the respective fiscal year.

(3) All Other Compensation is comprised of Company contributions related to the Company's 401(k) and ESOP Plans, including amounts provided by the Company's Benefits Restoration Plan ("BRP"), executive life insurance, relocation expenses, the above market portion of interest earned under the Deferred Income Plan (Plan A) and the dollar value difference between the purchase price and fair market value of Share Units purchased under the BRP and the Long-Term Incentive Plans. The BRP permits participants in the 401(k) Plan to make contributions, and the Company to match the same, in amounts permitted by the 401(k) Plan but that would otherwise be in excess of those permitted by certain Internal Revenue Code limitations.

     Above market interest earned under the Deferred Income Plan A in 1998 was $5,319 and $9,653 for Mr. Summerford and Mr. Simmons, respectively. See "Director Compensation."

     Company contributions to the 401(k) Plan in 1998 were $6,400, $6,400, $6,400, $6,400, $5,411 and $6,400 for Mr. Williams, Mr. Summerford, Mr.
     Simmons, Mr. Coder, Mr. Martin and Mr. Tepas, respectively. Accruals to the 401(k) related BRP in 1998 were $12,400, $2,907, $834, $171, $285 and
     $2,259 for Mr. Williams, Mr. Summerford, Mr. Simmons, Mr. Coder, Mr. Martin and Mr. Tepas, respectively.

     The executive life insurance program was changed effective November 1, 1995 to provide cash subsidies to participants based on age-based premium cost replacing a program under which the Company provided the insurance and paid the premiums directly. Cash subsidies in 1998 were $13,680, $1,510, $3,255, $2,912, $553 and $2,237 for Mr. Williams, Mr. Summerford, Mr. Simmons, Mr. Coder, Mr. Martin and Mr. Tepas, respectively.

     The BRP, 1995 Long-Term Incentive Plan and 1998 Long-Term Incentive Plan permit Officers to defer certain salary and bonus amounts in the form of Share Units. The price paid by the Officers for each Share Unit pursuant to these plans in 1998 was $23.95 for salary deferral (85% of the fair market value of the Company's Common Stock on January 2, 1998) and $22.75 for bonus deferral (85% of the fair market value of the Company's Common Stock on February 24, 1998). The dollar value of amounts earned on deferred compensation during 1998 is calculated by comparing the difference between the applicable Share Unit purchase price and the fair market value of the Company's Common Stock on the date the deferred compensation is earned by the Officer. Because these amounts are calculated at the time the compensation is earned, the actual value of such compensation received by the Officers will vary in accordance with fluctuations in the per share price of the Company's Common Stock. In 1998, the aggregate preferential amounts for each of the named Officers was $0, $0, $2,109, $5,118, $4,094 and $0 for Mr. Williams, Mr. Summerford, Mr. Simmons, Mr. Coder, Mr. Martin and Mr. Tepas, respectively.

     Company contributions to the Employee Stock Ownership Plan in 1998 were $2,350, $1,153, $754, $851, $684 and $0 for Mr. Williams, Mr. Summerford,
     Mr. Simmons, Mr. Coder, Mr. Martin and Mr. Tepas, respectively.

(4) Due to a change in the Company's fiscal year end from June 30 to December 31, compensation for 1996 was previously reported in 2 separate periods: a transition period from July 1, 1996 through December 31, 1996, and the fiscal period July 1, 1995 through June 30, 1996. Compensation data for 1996 has now been restated to reflect the period January 1, 1996 through December 31, 1996.

(5) Mr. Tepas resigned in September 1998 as President and Chief Operating Officer of the Company. Compensation shown for Mr. Tepas is total compensation for 1998. A total of $106,539 was paid to him in connection with his resignation and is included in All Other Compensation.

                            OPTION GRANTS IN 1998(1)

                                                Individual Grants
                              ----------------------------------------------------
                                                                                       Potential Realizable
                                             % of Total                                  Value at Assumed
                              Number of       Options                                       Annual Rates
                              Securities     Granted to                                   of Stock Price
                              Underlying        all         Exercise                     Appreciation for
                               Options       Employees       Price      Expiration        Ten-Year Option
            Name                Granted    in Fiscal Year   ($/share)      Date             Term ($)(2)
      ----------------        ----------   --------------   ---------   ----------     ---------------------
                                                                                           5%         10%
                                                                                       ---------   ---------
J. Kelley Williams              59,600         20.8%          26.75       02/24/08     1,002,647   2,540,904
R. Michael Summerford           30,700         10.7%          26.75       02/24/08       516,464   1,308,821
                                10,000          3.5%          18.81       11/24/08       118,311     299,823
George M. Simmons               14,550          5.1%          26.75       02/24/08       244,774     620,304
P. Jerry Coder                  11,300          3.9%          26.75       02/24/08       190,099     481,749
Scott A. Martin                  8,950          3.1%          26.75       02/24/08       150,565     381,562
Thomas G. Tepas (3)             58,850         20.5%          26.75       02/24/08           -0-         -0-

----------

(1) Options shown in this table represent NQSOs granted to employees under the Long-Term Incentive Plans on February 24, 1998 and a separate grant to Mr. Summerford under the 1998 Long-Term Incentive Plan on November 24, 1998. No other awards were granted pursuant to the Long-Term Incentive Plans.

(2) The dollar amounts under these columns represent the potential realizable value of each grant assuming that the market value of the Company's Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%. These assumed rates of appreciation have been specified by the SEC for illustrative purposes only and are not intended to forecast future financial performance or possible future appreciation in the price of Company Common Stock. Optionees will only realize value from this grant if the price of Company Common Stock appreciates, which would benefit all stockholders commensurately.

(3) All options granted to Mr. Tepas in 1998 were unvested on his resignation date, and were forfeited pursuant to the Long-Term Incentive Plans.

              AGGREGATED 1998 OPTION EXERCISES AND YEAR END VALUES

                                                                   Number of Securities              Aggregate Value of
                                                                  Underlying Unexercised          Unexercised, In-the-Money
                                 Number of                         Options at 12/31/98            Options at 12/31/98($)(1)
                             Shares Acquired        Value      ---------------------------      ----------------------------
            Name               on Exercise      Realized ($)   Exercisable   Unexercisable      Exercisable    Unexercisable
            ----               -----------      ------------   -----------   -------------      -----------    -------------
J. Kelley Williams                90,563           932,762       355,126         95,600          2,459,734            -0-
R. Michael Summerford                 --                --        52,513         56,990             90,809            -0-
George M. Simmons                     --                --        19,383         26,730             31,907            -0-
P. Jerry Coder                        --                --        13,780         21,470              7,175            -0-
Scott A. Martin                       --                --        11,328         18,160              4,488            -0-
Thomas G. Tepas (2)               29,750           210,900           -0-            -0-                -0-            -0-

----------
(1) Value was computed as the difference between the individual option price and the per share closing price of Company Common Stock on December 31, 1998, as reported on the consolidated transaction system for New York Stock Exchange issues. Only options with fair market values in excess of the exercise price are reflected in this column.

(2) When Mr. Tepas resigned, under the terms of the Long-Term Incentive Plans he forfeited 79,940 non-vested NQSOs on the effective date of resignation, September 2, 1998. The Long-Term Incentive Plans also required that he exercise or forfeit vested options within three (3) months after resignation, December 2, 1998. On that date, Mr. Tepas exercised 2,250 NQSOs, which exercise is included in the above table, and forfeited 40,685 NQSOs.

                               OTHER COMPENSATION

     In 1970, First Mississippi stockholders authorized a noncontributory retirement plan for the employees of First Mississippi. Employees become one hundred percent (100%) vested after five (5) years of employment. The retirement plan provides for normal retirement at age sixty-five (65) with actuarially adjusted provisions for early and postponed retirement dates. Retirement benefits are based on years of service and average compensation (wages and salary) of the five (5) highest consecutive years during employment. The benefits listed in the table below are not subject to any reduction for social security or other offset amounts. In connection with the ChemFirst Distribution, the Company assumed the obligations of First Mississippi under this retirement plan.

     The following table shows the estimated annual retirement benefit payable to participating employees including Executive Officers based on earnings and years of service classifications as indicated.


             Average Annual                 Estimated Annual Benefits for Years of Credited Service
        Compensation (5 Highest       --------------------------------------------------------------------
           Consecutive Years)         10 Years             20 Years            30 Years           40 Years
           ------------------         --------             --------            --------           --------
                $100,000               $17,712             $ 35,424           $ 53,136            $ 70,848
                 150,000                26,712               53,424             80,136             106,848
                 200,000                35,712               71,424            107,136             142,848
                 300,000                53,712              107,424            161,136             214,848
                 400,000                71,712              143,424            215,136             286,848
                 450,000                80,712              161,424            242,136             322,848
                 500,000                89,712              179,424            269,136             358,848

     The table includes amounts that exceed limitations allowed under Section 415 of the Internal Revenue Code. The Company's BRP provides that if an individual's retirement benefits calculated under the retirement plan exceed the maximum allowed under the Code, the Company may supplement such employee's benefits under certain conditions to the extent such benefit is in excess of the limitation.

     Years of service for the Executive Officers listed in the Summary Compensation Table are: J. Kelley Williams, 31.7 years; R. Michael Summerford,
20.4 years; George M. Simmons, 14.0 years; P. Jerry Coder, 6.6 years; Scott A. Martin, 21.0 years; and Thomas G. Tepas, 3.5 years.


Termination Agreements

     During fiscal 1996, the Board of Directors of First Mississippi approved and First Mississippi entered into Termination Agreements for the Executive Officers of First Mississippi, including Mr. Williams, Mr. Summerford, Mr. Simmons, Mr. Coder, Mr. Martin and Mr. Tepas. Pursuant to that certain Agreement and Plan of Distribution between First Mississippi and the Company dated as of December 18, 1996, the Company assumed the obligations of First Mississippi under the Termination Agreements. The Termination Agreements are contingent upon a Change of Control, as defined in the Agreements, and provide for three
(3)-year terms which are automatically extended unless the Company determines not to renew or there is a Change of Control of the Company during any three-year term. Each officer, other than the Chief Executive Officer, would be paid upon termination of employment for reasons other than cause, death or disability or upon resignation for good reason, subsequent to a Change of Control during the term of the Termination Agreement, three (3) times the sum of the five (5)-year average of his annual base salary and bonus. The Company's Chief Executive Officer is entitled to the same termination benefit as described above for all other Executive Officers, except that the Chief Executive Officer may resign for any reason, as opposed to "good reason," within thirty-six (36) months of a Change of Control and still be entitled to the termination benefit. Upon termination, the individual would have the option, unless he notifies the Company otherwise, to receive a cash payment equal to the cash value of all his NQSOs, Debenture Options and Convertible Debentures, whether then exercisable or not. Following termination, the Company may pay amounts due to individuals for stock disposition of grants issued in 1994 and earlier under the Company's tax sharing plan. No individual would receive payments in the event of death, disability or termination for cause. In addition, the Termination Agreements provide for an additional payment to be made by the Company to the Chief
Executive Officer if any of the severance payments provided for by the Termination Agreements or any other payments made pursuant to a Change of Control of the Company (the "Total Payments") become subject to an additional tax ("Excise Tax") imposed by Section 4999 of the Code, such that the net of all of the payments received by the Officer after the imposition of the Excise Tax on the Total Payments and any federal income tax on the additional payment shall be equal to the Total Payments.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Chief Executive Officer serves as a member ex-officio of the Compensation & Human Resources Committee, but may not serve as Chairman or vote or participate in or be present for Committee decisions regarding his own compensation. He does not make recommendations about or participate in decisions regarding any aspect of his compensation. In addition, Mr. Williams, a director of the Company, is an executive officer (Chairman of the Board of Directors) of Getchell Gold Corporation, and Mr. Summerford, an executive officer of the Company, is a Director of Getchell Gold Corporation.


                              RELATED TRANSACTIONS

     In October 1995, First Mississippi Corporation distributed to its stockholders the shares of Getchell Gold Corporation, formerly FirstMiss Gold Inc., held by First Mississippi. As part of this distribution, the Company received a promissory note in settlement of all prior cash advances. The aggregate unpaid principal amount of this note as of December 31, 1998 was $28,918,000. In November 1998, Getchell and Placer Dome Inc. announced plans to merge. Closing is anticipated for second quarter of 1999 and if consummated will result in the prepayment of principal and interest due to the Company.

     During 1998, Quality Chemicals, Inc. and First Chemical Corporation purchased a total of approximately $625,527 in products from BP Amoco or one of its affiliates, and Callidus Technologies Inc. sold (directly and indirectly) a total of $2,382,902 in products to BP Amoco or one of its affiliates.

     During 1998, Quality Chemicals, Inc. purchased a total of $417,844 in products from Pioneer Companies, Inc. or its affiliates through a distributor, and First Chemical Corporation entered into an agreement with Pioneer or its affiliates to purchase product through the year 2000 with estimated annual purchases of $700,000.

     During 1998, Quality Chemicals, Inc. purchased a total of $161,695 in products from Equistar Chemicals, L.P.

     The Company has contracted with Parkway Properties, Inc. to locate a tenant to sublease from the Company office space in a building in Jackson, Mississippi. If successful, the commission to be paid to Parkway by the Company for these services would be approximately $200,000.


                 COMPENSATION & HUMAN RESOURCES COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     Philosophy. The Company's compensation philosophy is designed to maximize stockholder value and serve the best interest of stockholders and employees. The philosophy incorporates the following principles:

     (a)  Compensation   should  attract  and  retain  qualified  employees  and
          stimulate their useful and profitable efforts on behalf of the Company;

     (b)  Compensation   should   be   internally   equitable   and   externally
          competitive; and

     (c)  Compensation should be defined broadly and comprehensively.

     Committee Members. The Compensation & Human Resources Committee (the "Compensation Committee") is a Committee of the Board composed of not less than three (3) Directors who are not officers or regular employees of the Company or of any subsidiary of the Company. The Chief Executive Officer ("CEO") of the Company is also a member ex-officio but may not serve as chairman or vote or participate in or be present for Compensation Committee decisions regarding his own compensation. The Compensation Committee selects and is advised by independent outside consultants as considered appropriate.

     Charter. The Compensation Committee operates under a charter approved by the Board, which formally defines responsibilities, authorities, and procedures. The charter provides for members to be elected annually by the Board. The chairman is elected annually by the Compensation Committee. The primary responsibility of the

Compensation Committee is to assure development, implementation and maintenance of competitive compensation and benefits to attract, motivate and retain qualified officers, management and employees.

     Overall compensation and benefits are targeted at the median or mid-market of peer companies. Compensation includes base pay and annual and long-term performance incentives. Incentives are tied to the Company's financial results versus peer companies and/or to specific performance objectives linked to stockholder value. Peer companies are public companies with products and markets and other characteristics comparable to the Company and/or its subsidiaries.

     Duties.  The Compensation Committee's duties include the following:

     (a) To recommend to the Board compensation policies for the Company and its subsidiaries;

     (b) To recommend to the Board the base salary and annual incentive awards for Executive Officers;

     (c) To review and report to the Board base salaries and annual incentive awards for other highly compensated officers and employees; and

     (d) To designate participants and grant awards under the Long-Term Incentive Plan.


Components of Executive Compensation

     Base Salary. The Compensation Committee annually reviews and compares base salaries and salary ranges for similar positions in other companies in relevant markets defined by company size, industry and location. Executive, technical and other highly compensated positions are valued in the national market using data developed by nationally recognized compensation consulting firms. The published compensation data used by the Compensation Committee to establish base salary ranges is not necessarily comprised of the same peer group of companies included in the Five-Year Cumulative Total Return Graph. Salary ranges and actual salaries are adjusted annually, taking into consideration position value, market pricing, operating results, individual performance and other relevant factors.

     The Compensation Committee recommended and the Board approved merit increases to the three (3) named Executive Officers, other than the CEO and the President and Chief Operating Officer, which averaged 7.5% in 1998. The
President and Chief Operating Officer received a 50.8% increase effective September 4, 1998 due to his change in position from Vice President and Chief Financial Officer to President and Chief Operating Officer.

     Annual Incentive Awards. Annual incentive awards, in the form of cash payments, are designed to achieve specific short-term results and to further long-term objectives. Financial and other objectives for the Company, its subsidiaries, and program participants are set at the beginning of each fiscal year. This process involves the Board, the Compensation Committee, the CEO and program participants. The Compensation Committee annually reviews and recommends to the Board participation and award opportunity. Award opportunity is based on guidelines developed by nationally recognized compensation consultants. At fiscal year end, incentives are awarded following review of Company and subsidiary results and performance versus objectives, and peer results and personal performance of participants versus objectives. As a general rule, no awards are made unless the Company is profitable. However, awards have been made for superior individual performance in profitable subsidiaries when the Company has had a loss.

     In February 1999, the Compensation Committee recommended and the Board approved annual incentive awards, in the total amount of $162,900 for the four
(4) named Executive Officers other than the CEO based on a review of Company and subsidiary results and performance for 1998.

     Long-Term Incentive Awards. Participation in the Long-Term Incentive Plan is limited to officers and key managers based on responsibility, authority, potential impact on the Company and competitive practice for similar positions in peer companies. The Compensation Committee annually reviews and approves participation and potential award ranges. Award ranges are based on guidelines developed by nationally recognized compensation consultants. At fiscal year end, the Compensation Committee reviews Company condition and performance versus long-term goals and recommends awards under the Long-Term Incentive Plan. Awards may be in the form of stock options, debenture options, restricted stock, stock appreciation rights, performance shares or units, supplemental cash or other such forms as appropriate.

     The Company also has four (4) Performance Unit Plans outside of the Long-Term Incentive Plans for certain of its non-public subsidiaries in which subsidiary executive officers participate. No grants are currently awarded under these plans, but some units remain unexercised. In three (3) plans, awards are payable in cash only based on the subsidiary's profits and price earning multiples of a group of publicly held peer companies. In the other plan, awards are payable in cash only at the end of a five (5)-year period based on actual results versus targets.

     The Compensation Committee granted 75,500 nonqualified stock options to the four (4) named Executive Officers excluding the CEO in 1998.

     CEO Compensation. At fiscal year end, the Committee on Director Affairs (which is composed of independent Directors) evaluates the CEO's performance versus objectives established at the beginning of the year. The Compensation Committee considers this evaluation and compensation at peer companies in its review and makes a recommendation to the Board regarding CEO compensation. This performance evaluation includes an assessment of total return to shareholders versus peers, return on equity, operating earnings compared to budget and prior year, financial performance versus peers, restructuring and dispositions, balance sheet improvements and market capitalization. In February 1999, the Compensation Committee recommended and the Board approved no change in base salary and no annual incentive award for Mr. Williams based on 1998 results. During 1998, Mr. Williams received 59,600 non-qualified stock options priced at fair market value on date of grant.

                                                 COMPENSATION & HUMAN RESOURCES
                                                   COMMITTEE

                                                 Richard P. Anderson, Chairman
                                                 Michael J. Ferris
                                                 James E. Fligg
                                                 William A. Percy, II


     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively the "Acts"), except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                                PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock during the five (5)-year period ended December 31, 1998, to the Standard and Poor's 500 Stock Index and cumulative total stockholder return of peer issuers selected by the Company over the same period. For financial reporting purposes, First Mississippi Corporation's historical financial statements, restated to present the fertilizer business as a discontinued operation, serve as the Company's financial statements for periods prior to the ChemFirst Distribution. Accordingly, for purposes of this Performance Graph, the cumulative total stockholder return on the Company's Common Stock during the three (3)-year period ending December 31, 1996 is deemed to equate with the cumulative total stockholder return on First Mississippi Common Stock during the same period. In addition, for purposes of the peer group discussion below, the historical business operations and business developments of First Mississippi for periods prior to December 31, 1996 are deemed to be those of the Company. The graph assumes a one-hundred-dollar ($100) investment on December 31, 1993 and the reinvestment of all dividends.


                        Comparison of Five-Year Return on
                         ChemFirst Inc. Common Stock to
                        S&P 500 Index & Peer Group Index


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                        12/31/93       12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
                        --------       --------     --------     --------     --------     --------
ChemFirst                $100.00        193.79       335.40       403.27       500.53       356.43
S&P 500 Index            $100.00        101.32       139.35       171.32       228.46       293.74
Peer Group Index         $100.00        102.94       135.64       162.60       236.26       189.32

     The Company constructs a peer group index consisting of companies operating in the same industries as the Company. Peer companies were grouped by industry and weighted by market capitalization. Industry indices were then weighted by the Company's asset mix, including chemicals, fertilizer, gold and steel. Appropriate peer industry groups were removed as the Company disposed of gold in 1995 and fertilizer in 1996. Steel was removed in 1997 as discussed below.

     Companies in the gold index were Agnico-Eagle Mines, Atlas Corporation, Battle Mountain Gold, Echo Bay Mines, Ltd. and FMC Gold. The fertilizer index consisted of FreeportMcMoRan Resource Partners, L.P., IMC Fertilizer Group/IMC Global and Terra Industries. The steel index consisted of New Jersey Steel and NS Group, but was omitted for 1997 in light of the Company's efforts to dispose of this business and to provide for a more meaningful peer group comparison. The current applicable index consists of Dexter Corporation, MacDermid, Inc., Olin Corporation and Quaker Chemical. Quantum Chemical was included in the chemicals index for years prior to 1994 but was removed from this group in 1994 after it was acquired by Hanson plc.


                                    AUDITORS

     The accounting firm of KPMG Peat Marwick LLP ("KPMG") was approved by the Board to serve as independent auditor of the Company for 1999.

     KPMG has served as  independent  auditor of the  Company for the past three
(3) years, and served as First Mississippi's independent auditor for 33 years prior to the ChemFirst Distribution. The Company has been advised that neither KPMG nor any of its associates has a material interest in the Company or any affiliate thereof. Representatives of KPMG are expected to be present at the Annual Meeting of Stockholders, will be afforded an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from stockholders.


                                    FORM 10-K

     Stockholders may obtain without charge a copy of the Company's Form 10-K for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission by calling or writing the Company's Investor Relations Department, 700 North Street, Jackson, Mississippi 39202, telephone (601) 948-7550.


                                  OTHER MATTERS

     The management of the Company knows of no other matter which may come before the Annual Meeting. However, if any matter other than those referred to herein should properly come before the meeting, the proxies will be voted with respect thereto in accordance with the judgment of the proxy holder.

     Please sign the enclosed proxy and return it in the return envelope promptly.





                                                 JAMES L. McARTHUR
                                                 Secretary

[LOGO] ChemFirst Inc.

                                                             1999 ANNUAL MEETING



     You are cordially invited to attend the annual meeting of stockholders of ChemFirst Inc. The meeting will be held Tuesday, May 25, 1999, at 1:30 p.m.
(CST)  in  the  Garden  Room  at  Dennery's,   330  Greymont  Avenue,   Jackson,
Mississippi.

     Please mark the boxes on the proxy card to indicate how your shares should be voted. Sign and return your proxy as soon as possible in the enclosed
postpaid  envelope.   To  vote  in  accordance  with  the  Board  of  Directors'
recommendations, just sign and date the proxy card where indicated - no boxes need be checked.

     Votes are tabulated by The Bank of New York, the Company's transfer agent. Any comments noted on the proxy card or an attachment will be forwarded to the Corporate Secretary by Bank of New York. Please indicate if you have comments by marking the appropriate box.



/s/ JAMES L. MCARTHUR

James L. McArthur
Secretary



                             Detach Proxy Card Here
--------------------------------------------------------------------------------

     |__|


1.   Election of Directors

For all nominees  |X|    WITHHOLD AUTHORITY to vote     |X|     *EXCEPTIONS  |X|
listed below             for all nominees listed below

Nominees: Three year term to expire in 2002 - James E. Rigg, Robert P. Guyton, Paul W. Murrill and J. Kelley Williams

[INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions ____________________________________________________________________


2. In their discretion upon such other matters as may properly come before the meeting. (Crossout if vote is withheld)

                         I will          |X|         Change of Address and  |X|
                         attend meeting              or Comments Mark Here

                                        NOTE:   Please  sign   exactly  as  name
                                        appears hereon. Joint Owners, each sign.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee,  or  guardian,
                                        please give full name as such.

                                        DATE____________________________________


                                        ________________________________________
                                                      SIGNATURE(S)

                                        ________________________________________
                                                      SIGNATURE(S)


                                        Votes MUST be indicated
                                        (X) in Black or Blue ink.


Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

--------------------------------------------------------------------------------
                               Please Detach Here
                 You Must Detach This Portion of the Proxy Card
                  Before Returning It in the Enclosed Envelope

                                 CHEMFIRST INC.

           This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on May 25, 1999


     The undersigned hereby appoints RICHARD P. ANDERSON, MICHAEL J. FERRIS, WILLAM A. PERCY, II and R. GERALD TURNER, and each of them, with the power of substitution and revocation, as attorneys and proxies to appear and vote all shares of COmmon Stock held by the undersigned, at the Annual Meeting of ChemFirst Inc. to be held on May 25, 1999 and at any and all adjournments thereof, and the undersigned hereby instructs said proxies to vote as indicated on all matters referred to on the reverse side and described in the proxy statement for the meeting, and in accordance with their judgment on all other matters that may properly come before the meeting.

     All proxies will vote as specified on the reverse side. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL VOTE (1) FOR the election of the director nominees, and (2) on all other matters that may properly come before the meeting in accordance with their judgment. To vote FOR the Board of Directors' recommendations, just sign and date the reverse side - no boxes need be checked.


See Reverse Side


                                        CHEMFIRST INC.
                                        P.O. BOX 11270
                                        NEW YORK, N.Y. 10209-0270